UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): March 16, 2022

FORTERRA, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37921	37-1830464
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

511 East John Carpenter Freeway, 6th Floor
Irving, TX 75062

(Address of principal executive offices, including ZIP code)
(469) 458-7973

(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities Registered Pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $0.001 par value per share	FRTA	Nasdaq Stock Market LLC

Securities Registered Pursuant to Section 12(g) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 8.01. Other Events.

As previously disclosed, on February 19, 2021, Forterra, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Quikrete Holdings, Inc., a Delaware corporation (“Parent”), and Jordan Merger Sub, Inc., a Delaware corporation and a wholly-owned subsidiary of Parent (“Merger Sub”), pursuant to which Merger Sub will merge with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly-owned subsidiary of Parent.

As of March 16, 2022, all conditions to the closing of the Merger are now satisfied (other than those conditions that by their terms are to be satisfied at the closing of the Merger) and the parties expect the Merger will close on or before the March 22, 2022 outside date under the Merger Agreement.

Cautionary Note Regarding Forward-Looking Statements
This Current Report on Form 8-K, and the documents referred to herein, contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. We have used the words “approximately,” “anticipate,” “assume,” “believe,” “contemplate,” “continue,” “could,” “estimate,” “expect,” “future,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will” and similar terms and phrases to identify forward-looking statements. All of our forward-looking statements are subject to risks and uncertainties that may cause actual results to differ materially from those that we are expecting, including:

•risks related to the consummation of the Merger, including the risks that (i) the Merger may not be consummated within the anticipated time period, or at all and (ii) other conditions to the consummation of the Merger under the Merger Agreement may not be satisfied;

•the effects that any termination of the Merger Agreement may have on the Company or its business, including the risks that the Company’s stock price may decline significantly if the Merger is not completed, which may have a chilling effect on alternatives to the Merger;

•the risk that a condition to closing of the Merger may not be satisfied;

•the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; and

•additional factors discussed in our filings with the SEC.

The forward-looking statements contained in this Current Report on Form 8-K are based on management’s current plans, estimates and expectations in light of information currently available to the Company and are subject to uncertainty and changes in circumstances. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. Actual results may differ materially from these expectations due to changes in global, regional or local political, economic, business, competitive, market, regulatory and other factors, many of which are beyond our control, as well as the other factors described in Item 1A, “Risk Factors” in the Company’s 2021 10-K filed with the SEC on March 1, 2022. The COVID-19 pandemic may also precipitate or exacerbate these and other unknown risks and uncertainties. Additional factors or events that could cause our actual results to differ may also emerge from time to time, and it is not possible for us to predict all of them. Should one or more of these risks or uncertainties materialize or should any of our assumptions prove to be incorrect, our actual results may vary in material respects from what we may have expressed or implied by these forward-looking statements. Any forward-looking statement made by the Company speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by applicable securities laws.

Additional Information and Where to Find It

In connection with the proposed Merger, on March 24, 2021 the Company filed with the SEC a Schedule 14C Definitive Information Statement (the “Information Statement”) for its stockholders with respect to the approval of the proposed transaction described herein and commenced mailing of the Information Statement to the Company’s stockholders. You may obtain copies of all documents filed by the Company with the SEC regarding this transaction, free of charge, at the SEC’s website, www.sec.gov or from the Company’s website at https://investors.forterrabp.com/.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

104	Cover Page Interactive Data File – The cover page from the Company’s Current Report on Form 8-K filed on March 16, 2022 is formatted in Inline XBRL (included as Exhibit 101).

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Forterra, Inc.

Date: March 16, 2022	/s/ Lori M. Browne
Lori M. Browne
Executive Vice President, General Counsel and Secretary